Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

May 13, 2016

CareTrust REIT, Inc.

905 Calle Amanecer, Suite 300

San Clemente, CA 92673

Re:	Offering of Common Stock

Ladies and Gentlemen:

We have acted as special Maryland counsel to CareTrust REIT, Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of the Company on Form S-3 (Registration No. 333-208925), and any amendments through the date hereof (the “Registration Statement”), filed on January 8, 2016 with the Securities and Exchange Commission (the “Commission”), and declared effective by the Commission on January 25, 2016, including the base prospectus included therein at the time the Registration Statement was declared effective (the “Base Prospectus”), of the issuance and sale by the Company from time to time of up to $125,000,000 maximum aggregate offering price of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to an Equity Distribution Agreement, dated May 13, 2016 (the “Equity Distribution Agreement”), among the Company and CTR Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and BMO Capital Markets Corp., Barclays Capital Inc., Canaccord Genuity Inc., KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and Wells Fargo Securities, LLC (each, an “Agent,” and collectively, the “Agents”), on the other hand. This opinion is being provided at your request in connection with the filing by the Company with the Commission of a Current Report on Form 8-K on the date hereof (the “Form 8-K”), and supplements our opinion, dated January 8, 2016, previously filed as Exhibit 5.1 to the Registration Statement. Capitalized terms used but not defined herein shall have the meanings specified in the Equity Distribution Agreement.

In rendering the opinion expressed herein, we have reviewed the following documents (the “Documents”):

(a) the charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”);

(b) the bylaws of the Company (the “Bylaws”), as in effect on the date hereof, as certified by an officer of the Company;

(c) the Equity Distribution Agreement;

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(d) the Registration Statement;

(e) the Base Prospectus and the prospectus supplement, filed by the Company with the Commission on May 13, 2016, pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”);

(f) resolutions of the Board of Directors of the Company relating to the reservation and issuance of the Shares and the authorization of the Equity Distribution Agreement and the appointment and establishment of a Securities Committee of the Board of Directors and the transactions contemplated thereby, certified by an officer of the Company;

(g) resolutions of the Securities Committee of the Board of Directors of the Company relating to the authorization of the issuance and sale of the Shares and the selection of the Agents and approval of the Equity Distribution Agreement;

(h) a certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

(i) a certificate executed by an officer of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters; and

(j) such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed the following: (a) each of the parties to the Documents (other than the Company) has duly and validly executed and delivered each of the Documents and each instrument, agreement, and other document executed in connection with the Documents to which such party is a signatory, and each such party’s (other than the Company’s) obligations set forth in the Documents are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to certain factual matters, we have relied on the Certificate as to the factual matters set forth therein, which we assume to be accurate and complete.

We further assume that the issuance, sale, amount, and terms of Shares to be offered from time to time by the Company will be authorized and determined at the time of issuance by proper action of the Board of Directors of the Company or a committee thereof (each, a “Board Action”) in accordance with the Company’s Charter and Bylaws and applicable law.

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Based upon and subject to the foregoing and having regard for such legal considerations we deem relevant, we are of the opinion that, as of the date hereof, upon due authorization by Board Action of an issuance of the Shares, the Shares, when issued and sold by the Company in accordance with the terms of the Equity Distribution Agreement and pursuant to one or more Agency Transaction Notices issued in accordance with the terms of the Equity Distribution Agreement, will be duly authorized, and when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Equity Distribution Agreement and any such Agency Transaction Notice, the Shares will be validly issued, fully paid and non-assessable.

The opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:

(a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. We note that the Equity Distribution Agreement is to be construed under the laws of the State of New York.

(b) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(c) We express no opinion as to compliance with the securities (or “blue sky”) laws, broker licensing laws, real estate syndication laws, mortgage lending laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

(d) We assume that the issuance of the Shares by the Company will not cause any person to violate any of the provisions of the Charter relating to ownership limitations, and that the Company will not issue any shares of capital stock other than the Shares.

(e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent (i) to the filing of this opinion with the Commission as Exhibit 5.1 to the Form 8-K and to the Registration Statement and (ii) to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA Piper LLP (US)